Exhibit 10.4

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) between Acceris Communications Inc., a Florida corporation (“ACI”) and Acceris Communications Corp. , a Delaware corporation (the “Company”)(ACI and the Company are collectively, the “Debtors”), and Acceris Management and Acquisition LLC, a Minnesota limited liability company (the “Secured Party”) takes effect on the Execution Date. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in that certain Asset Purchase Agreement between the Debtors, Counsel Corporation and the Secured Party (the “Purchase Agreement”).

RECITALS

A.
If the Purchase Agreement is terminated before the Closing, Section 5.11 of the Purchase Agreement provides that the Secured Party is entitled to recover certain advances and fees pursuant to any written agreements between the Secured Party and the Debtors (collectively, the “Break Up Fee”).

B.
As security for the Break Up Fee that is owed or will be owed to the Secured Party upon the termination of the Purchase Agreement, the Debtors have delivered to the Secured Party a Note whereby the principal amount will be equal to the Break Up Fee (the “Note”).

C.	As a condition to entering into the Purchase Agreement, the Secured Party has required that the Debtors deliver this Agreement as security for their obligations under the Note.

AGREEMENT

In consideration of the above recitals, and the promises set forth in this Agreement, the parties agree as follows:

1.
Obligations. For purposes of this Agreement, “Obligations” means collectively the Note, this Agreement and the repayment or performance of any of the foregoing if any such payment or performance is at any time avoided, rescinded, set aside, or recovered from or repaid by Secured Party, in whole or in part, in any bankruptcy, insolvency, or similar proceeding instituted by or against the Debtors of any Obligation, or otherwise, including but not limited to all principal, interest, fees, expenses and other charges.

2.
Collateral. For purposes of this Agreement, “Collateral” means collectively all of the assets and property of ACI and the Company and any of the assets upon which Wells Fargo Foothills, Inc., a California corporation, has a first lien, whether now owned or hereafter acquired and wherever located, including without limitation the following types of assets and property: (a) accounts (including, but not limited to, health-care-insurance receivables), documents, instruments, investment property, letter-of-credit rights, letters of credit, chattel paper, general intangibles, other rights to payment, deposit accounts, money, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, other names, software, payment intangibles, inventory, equipment, and fixtures; (b) accessions, additions and improvements to, replacements of, and substitutions for any of the foregoing; (c) all products and proceeds of any of the foregoing; and (d) books, records and data in any form relating to any of the foregoing.

3.
Security Interest and Subordination. The Debtors hereby grant to the Secured Party a security interest (the “Security Interest”) in the Collateral to secure the payment and performance of the Obligations. The Security Interest continues in effect until this Agreement is terminated in writing by the Secured Party or until the Note is terminated in accordance with its terms.

4.	Representations, Warranties and Covenants. The Debtors represent, warrant and agree to the following:

4.1
Principal Office. The Company’s chief executive office is located at the address specified on Schedule 1 attached to this Agreement. The Debtors will give the Secured Party written notice prior to any change in the location of the Company’s principal office. The Company’s organizational identification number and Federal Tax Identification Number are as specified on Schedule 1.

4.2
Organization; Authority. Each of the Debtors is duly organized, validly existing and in good standing under the laws of its state or province of its organization and has full power and authority to enter into this Agreement. ACI is a corporation organized under the laws of the State of Florida and its exact legal name is as set forth in this Agreement. The Company is a corporation organized under the laws of the State of Delaware and its exact legal name is as set forth in this Agreement. The Debtors will not change their state of organization, form of organization or name without the Secured Party’s prior written consent.

4.3
Perfection of Security Interest. Subject to the Permitted Liens, the Debtors will execute and deliver and they irrevocably appoint the Secured Party (which appointment is coupled with an interest) the Debtors’ attorney-in-fact to execute, deliver and file in the Debtors’ name, all financing statements (including, but not limited to, amendments, terminations and terminations of other security interests in any of the Collateral), control agreements and other agreements which the Secured Party may at any time reasonably request in order to secure, protect, perfect, collect or enforce the Security Interest. Subject to the Permitted Liens, the Debtors have delivered all of the Collateral consisting of instruments, documents and chattel paper to the Secured Party or, at the time the Debtors acquires an interest therein, will deliver all after acquired Collateral consisting of instruments, documents and chattel paper to the Secured Party. Subject to the Permitted Liens, the Debtors shall, at any time and from time to time, take such steps as the Secured Party may reasonably request for Secured Party (a) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Secured Party, of any bailee having possession of any of the Collateral that such bailee holds such Collateral for Secured Party, (b) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in the UCC, as hereinafter defined), with any agreements establishing control to be in form and substance reasonably satisfactory to Secured Party, and (c) otherwise to insure the continued perfection and priority of the Security Interest in any of the Collateral and the preservation of the rights of the Secured Party therein.

4.4
Enforceability of Collateral. To the extent the Collateral consists of accounts, instruments, documents, chattel paper, letter-of-credit rights, letters of credit or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

4.5
Title to Collateral. The Company holds, or will hold at the time the Company acquires an interest in after acquired Collateral, good and marketable title to the Collateral free of all security interests and encumbrances except for the Security Interest and the security interests and encumbrances specified on Schedule 1 (the “Permitted Liens”). The Debtors will keep the Collateral free of all security interests and encumbrances except for the Security Interest and the Permitted Liens. The Debtors will defend the Secured Party’s rights in the Collateral against the claims and demands of all other persons.

4.6	Collateral Location. The Debtors will keep all tangible Collateral at the principal office and at the locations specified on Schedule 1.

4.7
Collateral Use. The Debtors will use the Collateral only for business purposes. The Debtors will not use or keep any Collateral for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

4.8
Maintenance of Collateral. The Debtors will maintain all tangible Collateral in good condition and repair. The Debtors will not commit or permit damage to or destruction of any of the Collateral. The Debtors will give the Secured Party prompt written notice of any material loss of or damage to any tangible Collateral and of any other happening or event that materially affects the existence, value or amount of the Collateral.

4.9
Disposition of Collateral. The Debtors will not sell or otherwise dispose of any Collateral or any interest in any Collateral without the prior written consent of the Secured Party, except that until the occurrence of an Event of Default (as defined in Section 5 below), the Company may sell any inventory constituting Collateral in the ordinary course of the Company’s business.

4.10	Taxes, Assessments and Liens. Other than the Assumed Liabilities, the Debtors will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral.

4.11
Records; Access. The Debtors will keep accurate and complete records pertaining to the Collateral and to the Company’s business and financial condition and will submit to the Secured Party all reports regarding the Collateral and the Debtor’s business and financial condition as and when the Secured Party may reasonably request. During normal business hours, the Debtors will permit the Secured Party and its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Company’s books and records relating to the Collateral and the Company’s business and financial condition.

4.12
Insurance. The Debtors will keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft and other risks and in such amounts as the Secured Party may reasonably request, with any loss payable to the Secured Party to the extent of its interest. Subject to the Permitted Liens, the Debtors assigns to the Secured Party all money due or to become due with respect to, and all other rights of the Debtors with respect to, all insurance concerning the Collateral and the Debtors direct the issuer of any such insurance to pay all such money directly to the Secured Party.

4.13
Collection Costs. The Debtors will reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other expenses incurred by the Secured Party in connection with the perfection, protection, defense or enforcement of the Security Interest and this Agreement, including all reasonable attorneys’ fees incurred by the Secured Party whether or not any litigation or bankruptcy or insolvency proceeding is commenced.

4.14
Financing Statements. The Debtors authorize the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without Debtor’s signature where permitted by law, in each case in such form and substance as the Secured Party may determine. The Debtors shall pay all filing, registration and recording fees and any taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

5.
Events of Default. It shall be an “Event of Default” under this Agreement if any of the Debtors fails to pay any of the Obligations when due and any applicable grace period lapses without cure by the Debtors.

6.
Remedies Upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise one or more of the following rights and remedies, subject to the priority of the Permitted Liens: (a) declare any or all unmatured Obligations to be immediately due and payable without presentment or any other notice or demand and immediately enforce payment of any or all of the Obligations; (b) require any of the Debtors to make the Collateral available to the Secured Party at a place to be designated by the Secured Party; (c) exercise and enforce any rights or remedies available upon default to a secured party under the Uniform Commercial Code as amended from time to time, enacted in any applicable jurisdiction (the “UCC”), and, if notice to the Debtors of the intended disposition of Collateral or any other intended action is required by law, such notice shall be commercially reasonable if given at least ten calendar days prior to the intended disposition or other action; and (d) exercise and enforce any other rights or remedies available to the Secured Party by law or agreement against the Collateral, the Debtors, or any other person or property. The Secured Party’s duty of care with respect to the Collateral in its possession will be fulfilled if the Secured Party exercises reasonable care in physically safekeeping the Collateral or, in the case of Collateral in the possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person. Mere delay or failure to act will not preclude the exercise or enforcement of any of Secured Party’s rights or remedies. All rights and remedies of the Secured Party are cumulative and may be exercised singularly or concurrently, at the Secured Party’s option.

7.	Miscellaneous. The following miscellaneous provisions are a part of this Agreement:

7.1
Definitions. Terms not otherwise defined in this Agreement shall have the meanings ascribed to them, if any, under the UCC and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective.

7.2
Notices. All notices under this Agreement must be in writing and will be deemed given when delivered or placed in the United States mail, registered or certified, postage prepaid, addressed to the respective party at the address set forth in the Management Agreement. Any party may change its address for notices under this Agreement by giving written notice to the other parties.

7.3
Amendments/Waivers. This Agreement may be waived, amended, modified or terminated and the Security Interest may be released only in a writing signed by the Secured Party. Any waiver signed by the Secured Party will be effective only in the specific instance and for the specific purpose given.

7.4
Applicable Law. This Agreement is governed by the laws of the State of Illinois without regard to the conflict of law principles. If any provision of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability will not affect other provisions or applications that can be given effect and this Agreement will be construed and enforced as if the unlawful or unenforceable provision or application had never been contained in or prescribed by this Agreement.

7.5	Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

7.6	Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties and their successors and assigns.

7.7	Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, and all of which will constitute one and the same instrument.

[REMAINDER OF THIS PAGE BLANK. SIGNATURE PAGE FOLLOWS.]

The parties have executed this Agreement to be made effective as of the Execution Date, as that term is used and defined in the Purchase Agreement.

DEBTORS:

ACCERIS COMMUNICATIONS INC.

By:	/s/
Name:
Title:

ACCERIS COMMUNICATIONS CORP.

By:	/s/
Name:
Title:

SECURED PARTY:

ACCERIS MANAGEMENT AND ACQUISITION LLC

By:	/s/
Name:
Title:

[Signature Page to Security Agreement]

SCHEDULE 1
TO
SECURITY AGREEMENT

DEBTOR’S CHIEF EXECUTIVE OFFICE:	SECURED PARTY’S ADDRESS:

1001 Brinton Road	60 South 6th Street, Suite 2535
Pittsburgh, PA 15221	Minneapolis, Minnesota 55402
Attn: Chief Operating Officer	Attn: Elam Baer/Drew Backstrand
Fax#: 412-244-6622	Fax#: 612-455-1022

The Company’s Delaware Organizational and Federal Tax Identification Numbers:

Delaware Organizational Number: 3234808

Federal Tax Identification Number:________

Permitted Liens:

Secured Party	Collateral
Wells Fargo Foothill, Inc.	All of the Collateral
Laurus	All of the collateral set forth in the Laurus Credit Documents, expressly subordinated to Wells Fargo Foothills, Inc. by an Intercreditor Agreement

Collateral Locations in addition to the Company’s Principal Office:

611 Wilshire Blvd, LA, CA 90017

9775 Business Park Avenue, San Diego, CA 92131

1120 G Street, NW, Washington, D. C. 20005

2153 NW 22nd Street, Miami, Florida 33124

Printers Square, 600 S. Federal, Suite 250, Chicago, Illinois 60605

1 Main Street, Suite 411, Eatontown, NJ 07724

500 Atrium Drive, Somerset, NJ

60 Hudson Street, Suite 1508, NY, NY 10013

Energy Center Fax Bay 145D, 4350 Northern Pike, Monroeville, PA 15146

Hill behind Brinton Road office, Microwave Tower, Pittsburg, PA 15221

Green Hills Corporate Center, 300 Grundy Road, Suite 4501, Reading, PA 19607

2323 Bryan Street, Suite 1500, Dallas, Texas 75201

1260 East Elgin Avenue, Salt Lake City , UT 84106

527 Fairview Avenue, Seattle, WA 98109

485 Ardmore, Braddock Hills, PA 15221

4351 Industrial Access Road, Douglasville, GA 30133